EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Jerry S. Buckley (Media)
(856) 342-6007
Leonard F. Griehs (Analysts)
(856) 342-6428

CAMPBELL NAMES GERALD S. LORD VICE PRESIDENT OF FINANCE AND STRATEGY FOR NEW NORTH AMERICAN DIVISION

ANTHONY P. DISILVESTRO IS APPOINTED VICE PRESIDENT—CONTROLLER OF CAMPBELL SOUP COMPANY

     CAMDEN, N.J., MARCH 26, 2004 – (NYSE: CPB) Campbell Soup Company today announced the appointment of two of its senior financial executives to new positions, effective March 31.

     Gerald S. Lord, 57, is appointed Vice President—Finance and Strategy for Campbell North America, the new division announced by Campbell on February 12, which had sales of approximately $5 billion in the last fiscal year. He will report to Mark Sarvary, Executive Vice President and President—Campbell North America.

     Lord has served as Vice President—Controller of Campbell Soup Company since 1996. He joined Campbell in 1990 as Controller of Campbell’s international businesses, and later served as Campbell’s Treasurer. Prior to Campbell, he held several senior financial positions with General Foods and Kraft. A native of the U.K., Lord holds a degree in business finance from the City of London College.

     Commenting on Lord’s appointment, Sarvary said, “Gerry Lord is one of Campbell’s most talented executives and he will play a critical role in assisting us to realize the full potential of our North American business units. I am delighted to have the benefit of his strong Campbell experience in both finance and strategic planning.”

     Anthony P. DiSilvestro, 45, has been appointed to succeed Lord as Vice President—Controller of Campbell Soup Company. He will report to Robert A. Schiffner, Senior Vice President and Chief Financial Officer.

     DiSilvestro has been Managing Director of Campbell International since 2002. He joined Campbell in 1996 as Deputy Treasurer and was appointed Vice President—Treasurer in 1997. He later held senior finance and corporate strategy positions. Prior to

Campbell, DiSilvestro held a variety of finance positions with Scott Paper Company. He earned a B.A. from Dartmouth College and an M.B.A. from The Wharton School at the University of Pennsylvania.

     Commenting on DiSilvestro’s appointment, Schiffner said, “Anthony DiSilvestro has demonstrated excellent financial leadership in his eight years at Campbell. We are pleased to have an executive of his caliber in this key role for the company.”

Forward-Looking Statements

     This release contains “forward-looking statements” which reflect the company’s current expectations about its future plans and performance, including statements concerning the impact of marketing investments and strategies, new product introductions, and quality improvements on sales and earnings. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company. Please refer to the company’s most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

About Campbell Soup Company

     Campbell Soup Company is a global manufacturer and marketer of high quality soup, sauce, beverage, biscuit, confectionery and prepared food products. The Company is 135 years old, with nearly $7 billion in annual sales and a portfolio of more than 20 market-leading brands. In North America, leading brands include “Campbell’s” soups, “Swanson” broths, “Pepperidge Farm” cookies, crackers, breads and frozen products, “V8” vegetable juices, “V8 Splash” juice beverages, “Pace” Mexican sauces, “Prego” pasta sauces, and “Franco-American” canned pastas and gravies. In Europe, leading brands include “Erasco” soups in Germany and “Liebig” soups in France, and several dry soup and sauce brands: “Batchelors,” “Oxo,” “Lesieur,” “Royco,” “Liebig,” “Heisse Tasse,” “Blå Band,” “Erin,” and “McDonnells.” Additional European brands include “Homepride” sauces and “Fray Bentos” canned meats in the United Kingdom, and “Devos Lemmens” mayonnaise and cold sauces in Belgium and France. In the Asia Pacific region, the company markets “Arnott’s” biscuits, “Campbell’s” soups, and “Swanson” broths. “Godiva” chocolates are sold around the world. The company is ably supported by 25,000 full-time employees worldwide. For more information on the company, visit Campbell’s website on the Internet at www.campbellsoupcompany.com.

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